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                                                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Fresh Foods, Inc. on Form S-4 of our report dated May 7, 1998 related to the financial statements of Fresh Foods, Inc. and our report dated May 1, 1998 related to the financial statements of Pierre Foods Division of Hudson Foods, Inc., dated May 1, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Charlotte, North Carolina

July 8, 1998